Exhibit 10.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March 13, 2013, by and among Canopius Holdings Bermuda Limited, a company domiciled under the laws of Bermuda (to be renamed Tower Group International, Ltd. upon completion of the Merger (as defined below), the “Company”), on the one hand, and the Holders (as defined below), on the other hand.

W I T N E S S E T H:

WHEREAS, on July 30, 2012, Canopius Group Limited (“Canopius Parent”), the Company, Canopius Mergerco, Inc., Condor 1 Corporation (“Merger Sub”) and Tower Group, Inc. (“Tower”) entered into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Tower, with Tower surviving as an indirect wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, in connection with the Merger and pursuant to the purchase agreements of even date herewith, by and among certain institutional “accredited investors”, the Company, Canopius Parent and Tower (the “Purchase Agreements”), Canopius Parent will sell, and such investors will purchase (the “Third Party Sale”), all of the issued and outstanding common shares of the Company, par value $0.01 per share (such issued and outstanding shares, the “Initial Common Shares”); and

WHEREAS, in order to induce the purchasers to purchase the Initial Common Shares in the Third Party Sale, the Company has agreed to provide the registration rights provided for in this Agreement to the Holders of Registrable Shares (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Payments” is defined in Section 7(a).

“Additional Shares” means shares or other securities issued in respect of the Initial Common Shares by reason of or in connection with any stock dividend, stock distribution, stock split or similar issuance.

“Affiliate” means, as to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, (ii) any executive officer, director, trustee or general partner of the specified Person and (iii) any legal entity for which the specified Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly, or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, partnership interests or other equity interests or otherwise.

“Agreement” is defined in the introductory paragraph of this Agreement.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.

“Canopius Parent” is defined in the first recital clause of this Agreement.

“Closing Date” means the Closing Date as defined in the Purchase Agreements.

“Commission” means the Securities and Exchange Commission.

“Company” is defined in the introductory paragraph of this Agreement, and any successor thereto.

“End of Suspension Notice” is defined in Section 5(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

“FINRA” means the Financial Industry National Regulatory Agency.

“Holder” means each record owner of any Registrable Shares from time to time.

“Initial Common Shares” is defined in the second recital clause of this Agreement.

“Losses” is defined in Section 6(a).

“Mandatory Shelf Registration Statement” is defined in Section 2(a).

“Merger” is defined in the first recital clause of this Agreement.

“Merger Agreement” is defined in the first recital clause of this Agreement.

“Merger Sub” is defined in the first recital clause of this Agreement.

“Person” means an individual, limited liability company, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

“Private Placement Memorandum” means the preliminary private placement memorandum, dated March 1, 2013, as supplemented by the Supplement to the Preliminary Private Placement Memorandum dated March 5, 2013, pursuant to which the Initial Common Shares were offered and sold in the Third Party Sale.

“Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

“Purchase Agreements” is defined in the second recital clause of this Agreement.

“Registrable Shares” means the Initial Common Shares and any Additional Shares in respect thereof, in each case, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder, until, in the case of any such Initial Common Shares or Additional Shares, as applicable, the earlier to occur of:

(i) the date on which they have been sold pursuant to a Registration Statement or sold pursuant to Rule 144; and

(ii) the date on which they are sold to the Company or its subsidiaries.

“Registration Default” is defined in Section 7(a).

“Registration Expenses” means any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, the NASDAQ Global Select Market and FINRA fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA and the NASDAQ Global Select Market), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on the NASDAQ Global Select Market pursuant to Section 4(n) of this Agreement, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) any expenses incurred by the Selling Holders in connection with any Registration Statement (including the reasonable fees and disbursements of counsel therefor) and (vii) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement), provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel to the Holders other than as provided for in clause (vi) above.

“Registration Statement” means the Mandatory Shelf Registration Statement or any Subsequent Shelf Registration Statement.

“Registration Statement Questionnaire” is defined in Section 2(a)(iii).

“Rule 144”, “Rule 158”, “Rule 405”, “Rule 415”, or “Rule 424”, each respectively, means such specified rule promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements, fees of counsel to the Selling Holders (other than as specifically provided in the definition of “Registration Expenses” above) and transfer taxes allocable to the sale of the Registrable Shares included in the applicable offering.

“Selling Holder” means a Holder who is selling Registrable Shares under a Registration Statement pursuant to the terms of this Agreement.

“Subsequent Shelf Registration Statement” is defined in Section 2(b) hereof.

“Suspension Event” is defined in Section 5(c).

“Suspension Notice” is defined in Section 5(c).

“Third Party Sale” is defined in the second recital clause of this Agreement.

“Tower” is defined in the first recital clause of this Agreement.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

2.	Registration Rights.

(a) Mandatory Shelf Registration. In accordance with the procedures set forth in Section 4, the Company agrees to file with the Commission as soon as reasonably practicable, but in no event later than the earlier of (i) the date on which the Company’s Annual Report on Form 10-K relating to Canopius Holdings Bermuda Limited is filed and (ii) 10 Business Days following the Closing Date, a shelf registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Shares (including for the avoidance of doubt any Additional Shares that are issued prior to the effectiveness of such shelf registration statement), which shelf registration statement shall be an “automatic shelf registration statement” as defined under Rule 405, to the extent the Company is eligible to file such automatic shelf registration statement (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Mandatory Shelf Registration Statement”). If the Mandatory Shelf Registration Statement is not automatically effective when filed with the Commission, the Company agrees to use its commercially reasonable efforts to cause the Mandatory Shelf Registration Statement to be declared effective by the Commission within 90 calendar days following the Closing Date.

(i) Effectiveness and Scope. The Company shall use its commercially reasonable efforts to cause the Mandatory Shelf Registration Statement to remain continuously effective until the earliest of (A) the sale pursuant to a registration statement of all of the Registrable Shares covered by the Mandatory Shelf Registration Statement, (B) the sale, transfer or other disposition pursuant to Rule 144 of all of the Registrable Shares covered by the Mandatory Shelf Registration Statement, (C) such time as the Registrable Shares covered by the Mandatory Shelf Registration Statement that are not held by Affiliates of the Company are, in the opinion of counsel to the Company, eligible for resale pursuant to Rule 144 so long as the Company is current in its Exchange Act reporting pursuant to Section 3(b), if so required by Rule 144, (D) such time as all of the Registrable Shares covered by the Mandatory Shelf Registration Statement have been sold to the Company or any of its subsidiaries or (E) the second anniversary of the effective date of the Mandatory Shelf Registration Statement (subject to extension pursuant to Section 5(d)). The Mandatory Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Holders of the Registrable Shares.

(ii) Underwriting. If any Holder proposes to conduct an Underwritten Offering under the Mandatory Shelf Registration Statement, such Holder shall give notice to the Company and all other Holders of the managing underwriter(s) for such proposed Underwritten Offering, such managing underwriter(s) to be subject to the approval of the Company, such approval not to be unreasonably withheld; provided, however, that the Holders shall not be entitled to effect an Underwritten Offering if the Holders do not propose to offer a minimum of $50 million of Registrable Shares, in the aggregate (determined by multiplying the number of Registrable Shares to be so offered by the participating Holders by the average of the closing price on the NASDAQ Global Select Market for the common stock for the ten trading days preceding the date of such notice), in such Underwritten Offering. In such event, the Company shall enter into an underwriting agreement in customary form with the managing underwriter(s), which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 6, and shall take all such other reasonable actions as are requested by the managing underwriter(s) in order to expedite or facilitate the registration and disposition of the Registrable Shares included in such Underwritten Offering. All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Mandatory Shelf Registration Statement; provided, however, that a Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements as are customary and reasonably requested by underwriters in similar transactions. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine in good faith that marketing factors require a limitation on the number of Registrable Shares to be included in such Underwritten Offering, then the managing underwriter(s) may exclude Registrable Shares requested to be included in such Underwritten Offering, and any Registrable Shares included in the Underwritten Offering shall be allocated to each of the Holders requesting inclusion of their Registrable Shares in such Underwritten Offering on a pro rata basis based on the total number of Registrable Shares then held by each such Holder which is requesting inclusion.

(iii) Selling Stockholder Questionnaires. If a Holder wishes to sell Registrable Shares pursuant to the Mandatory Shelf Registration Statement, it will do so only in accordance with this Section 2(a)(iii). Upon request by the Company, each Holder wishing to sell Registrable Shares pursuant to the Mandatory Shelf Registration Statement agrees to deliver a written notice, substantially in form and substance of Annex C of the Private Placement Memorandum (a “Registration Statement Questionnaire”), to the Company (to the extent such Registration Statement Questionnaire has not been previously provided by such Holder). The Company shall mail the Registration Statement Questionnaire to the Holders no later than the date of initial filing of the Mandatory Shelf Registration Statement with the Commission. No Holder shall be entitled to be named as a selling securityholder in the Mandatory Shelf Registration Statement as of the initial effective date of the Mandatory Shelf Registration Statement, and no Holder shall be entitled to use any Prospectus forming a part thereof for resales of Registrable Shares at any time, unless such Holder has returned a completed and signed Registration Statement Questionnaire to the Company by the deadline for response set forth therein; provided, however, Holders shall have at least three calendar days from the date on which the Registration Statement Questionnaire is first mailed to such Holders to return a completed and signed Registration Statement Questionnaire to the Company; provided, further, that the Company must receive each such Registration Statement Questionnaire at least five Business Days before the commencement of any proposed offering in which such Holder desires to sell any of its Registrable Shares. Notwithstanding the foregoing, (1) upon the request of any Holder that did not return a Registration Statement Questionnaire on a timely basis or did not receive a Registration Statement Questionnaire because it was a subsequent transferee of Registrable Shares after the Company mailed the Registration Statement Questionnaire, the Company shall distribute a Registration Statement Questionnaire to such Holder at the address set forth in the request and (2) upon receipt of a properly completed Registration Statement Questionnaire from such Holder, the Company shall use all commercially reasonable efforts to name such Holder as a selling securityholder in the Mandatory Shelf Registration Statement by means of a pre-effective amendment, by means of a post-effective amendment or, if permitted by the Commission, by means of a prospectus supplement to the Mandatory Shelf Registration Statement; provided, however, that the Company will have no obligation to add Holders to the Mandatory Shelf Registration Statement as selling securityholders more frequently than one time per every 60 calendar days.

(b) Subsequent Shelf Registration for Additional Shares Issued after Effectiveness of the Mandatory Shelf Registration Statement. If any Additional Shares are issued or distributed to Holders after the effectiveness of the Mandatory Shelf Registration Statement, or such Additional Shares were otherwise not included in a prior Registration Statement, then the Company shall as soon as practicable after the issuance or distribution of the Additional Shares file an additional shelf registration statement, which shelf registration statement shall be an “automatic shelf registration statement” as defined under Rule 405, to the extent the Company is eligible to file such automatic shelf registration statement (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, a “Subsequent Shelf Registration Statement”), covering such Additional Shares on behalf of the Holders thereof in the same manner, and subject to the same provisions in this Agreement as the Mandatory Shelf Registration Statement.

(c) Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes in connection with a registration of Registrable Shares pursuant to this Agreement and any other expense of the Holders not specifically allocated to the Company pursuant to this Agreement relating to the sale or disposition of such Holder’s Registrable Shares pursuant to any Registration Statement, including but not limited to all Selling Expenses.

3.	Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Shares to the public without registration, the Company agrees to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times from and after the date hereof;

(b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act, at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Shares, furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company, and (ii) such other reports and documents of the Company so filed with the Commission as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

4.	Registration Procedures.

In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall:

(a) prepare and file with the Commission, as specified in this Agreement, each Registration Statement, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause any Registration Statement to become and remain effective as set forth in Section 2(a)(i).

(b) subject to Section 4(i), (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 2(a)(i), (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply in all material respects with the provisions of the Securities Act and Exchange Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Selling Holders thereof;

(c) furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company hereby consenting to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such U.S. jurisdictions as any Holder covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 2(a)(i) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e) use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other U.S. or Bermuda governmental agencies or authorities, if any, as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

(f) notify each Holder with Registrable Shares covered by a Registration Statement promptly and, if requested by any such Holder, confirm such advice in writing (i) when such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information, and (iv) of the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus until the requisite changes have been made);

(g) during the period of time referred to in Section 2(a)(i) above, use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(h) upon request, furnish to each requesting Holder with Registrable Shares covered by a Registration Statement, without charge, at least one conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i) except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(f)(iv), use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Holder a reasonable number of copies of each such supplement or post-effective amendment;

(j) if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such material information as the representative of the underwriters, if any, or such Holders indicate relates to them or otherwise reasonably request be included therein so long as any such information is required to be incorporated in any such filing by the applicable rules and regulations of the Commission and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k) in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish or cause to be furnished to each Holder of Registrable Shares covered by such Registration Statement and the underwriters a signed counterpart, addressed to each such Holder and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, including a standard “10b-5” letter, reasonably satisfactory to the underwriters; and (ii) a “cold comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities, and such other financial matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings; provided that, in order to be an addressee of the comfort letter, each Holder may be required to confirm that it is in the category of persons to whom a comfort letter may be delivered in accordance with applicable accounting literature;

(l) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings consistent with representations and warranties made by the Company in public or private offerings and confirm the same to the extent customary if and when requested;

(m) in connection with an Underwritten Offering, use its commercially reasonable efforts to make available for inspection by the representative of any underwriters participating in any disposition pursuant to a Registration Statement, all financial and other records, pertinent corporate documents and properties of the Company reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act and cause the respective officers, directors and employees of the Company to supply all such information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by the representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided, further, that to the extent practicable, the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Holders and the other parties, which counsel the Company determines in good faith is reasonably acceptable;

(n) use its commercially reasonable efforts (including, without limitation, seeking to cure in the Company’s listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Registrable Shares on any securities exchange on which the Company’s common shares, par value $0.01 per share, is then listed or included;

(o) prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 2(a)(i), the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 2(a)(i);

(p) (i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and (iii) delay filing any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two Business Days prior to the filing thereof, provided that the Company may file such Registration Statement or Prospectus or amendment or supplement following such time as the Company shall have made a good faith effort to resolve any such issue with the objecting Holder and shall have advised the Holder in writing of its reasonable belief that such filing complies in all material respects with the requirements of the Securities Act;

(q) cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement; and

(r) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer constituting Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends (other than as required by the Company’s charter), and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least three Business Days prior to any sale of the Registrable Shares.

The Company may require the Holders to, and each Holder shall, furnish to the Company such information regarding the proposed distribution by such Holder as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f)(ii), 4(f)(iii) or 4(f)(iv), such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until (i) any such stop order is vacated or (ii) if an event described in Section 4(f)(iii) or 4(f)(iv) occurs, such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

5.	Suspension Period.

(a) Subject to the provisions of this Section 5, the Holders shall be required to suspend sales of the Registrable Shares pursuant to any effective Registration Statement for the period set forth in Section 5(b) if the Company determines in good faith that any one or more of the following circumstances exist and have provided a Suspension Notice to the Holders pursuant to Section 5(c):

(i)	an underwritten public offering of common stock by the Company if the Company is advised by the underwriters that the concurrent resale of the Registrable Shares by the Holders pursuant to the Registration Statement would have a material adverse effect on the Company’s offering; or

(ii)	pending discussions relating to a transaction or the occurrence of an event (1) that would require additional disclosure of material information by the Company in a Registration Statement and that has not been so disclosed, and (2) as to which the Company has a bona fide business purpose for preserving confidentiality.

In the case of (i) and (ii) above, upon the earlier to occur of (A) the Company delivering to the Holders an End of Suspension Notice (as defined below) or (B) the end of the maximum permissible suspension period, the Company shall use its commercially reasonable efforts to promptly amend or supplement the Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(b) Pursuant to Section 5(a), the Holders shall be required to suspend sales of Registrable Shares pursuant to the applicable Registration Statement for such times as the Company reasonably may determine is necessary and advisable, but in no event for more than 60 days in any 90-day period or more than 120 days in any 12-month period.

(c) In the case of an event that causes the Company to suspend the use of a Registration Statement pursuant to Section 5(a) (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Shares, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is taking all reasonable steps to terminate suspension of the effectiveness of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(d) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 5 with respect to any Registration Statement, the Company agrees that it shall extend the period of time during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when Holders shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales; provided such period of time shall not be extended beyond the date that Initial Common Shares or Additional Shares are not Registrable Shares.

6.	Indemnification and Contribution.

(a) By the Company. In the event of a registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Selling Holder thereunder, their respective directors, officers, employees, agents and managers, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and their respective directors, officers, employees, agents and managers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) to which such Selling Holder or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in the light of the circumstances under which such statement is made) contained in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, their respective directors, officers, employees, agents and managers, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and their respective directors, officers, employees, agents and managers, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, their respective directors, officers, employees, agents and managers, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and their respective directors, officers, employees, agents and managers, in writing specifically for use in the Registration Statement or such other registration statement, free writing prospectus or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder, their respective directors, officers, employees, agents and managers, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and their respective directors, officers, employees, agents and managers, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of Selling Expenses) received by such Selling Holder from the sale of the Registrable Shares giving rise to such indemnification. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and shall survive the transfer of such securities by such Selling Holder.

(c) Notice. Promptly after any indemnified party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the indemnified party believes in good faith is an indemnifiable claim under this Agreement, the indemnified party shall give the indemnifying party written notice of such claim, but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability it may have to such indemnified party hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable out-of-pocket expenses and fees of such separate counsel and other reasonable out-of-pocket expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 6 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall a Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of gross proceeds received by such Selling Holder from the sale of Registrable Shares giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 6 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

7.	Additional Payments Under Certain Circumstances.

(a) Additional payments (“Additional Payments”) with respect to the Registrable Shares shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a “Registration Default”):

(i) the Mandatory Shelf Registration Statement has not been declared effective within 90 calendar days following the Closing Date;

(ii) the Mandatory Shelf Registration Statement has not been filed by the date specified in Section 2(a);

(iii) the Company fails, with respect to a Holder that supplies a Registration Statement Questionnaire described in Section 2(a)(iii), to cause an amendment to the already effective Mandatory Shelf Registration Statement to be filed or, if permitted by the Commission, to prepare a Prospectus supplement to the Mandatory Shelf Registration Statement and distribute such supplement to Holders, in each case within the time period set forth in Section 2(a)(iii) to name such Holder as an additional selling securityholder; or

(iv) the Mandatory Shelf Registration Statement is declared effective by the Commission but the Mandatory Shelf Registration Statement thereafter ceases to be effective during the period contemplated by Section 2(a)(i) and the Company fails to cure the Mandatory Shelf Registration Statement within five Business Days by a post-effective amendment or a report filed pursuant to the Exchange Act.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the Company’s control or pursuant to operation of law or as a result of any action or inaction by the Commission.

(b) Additional Payments shall accrue on the Registrable Shares for each such day from and including the date on which any such Registration Default occurs to but excluding the date on which all such Registration Defaults have been cured, at a rate of 1.0% per month (or 12.0% per annum) of the price per share at which the Initial Common Shares were offered in the Third Party Sale multiplied by the aggregate number of Initial Common Shares that were held of record by such Holder prior to the Registration Default, which shall be payable monthly in arrears on the last day of the month in cash; provided, however, that in no event shall be the Company be required to pay to any Holder pursuant to this Section 7 an amount greater than (i) an amount equal to 6.0% of the price per share at which the Initial Common Shares were offered in the Third Party Sale, multiplied by (ii) the aggregate number of Initial Common Shares that were held of record by such Holder prior to the Registration Default. The amount of Additional Payments will be determined on the basis of a 360-day year comprised of twelve 30-day months, and the actual number of days on which Additional Payments accrued during such period. In the case of a Registration Default described in Section 7(a)(ii), the Company’s obligation to pay Additional Payments extends only to the affected Registrable Shares. Other than the obligation of payment of any Additional Payments in accordance with the terms hereof, the Company will have no other liabilities for monetary damages with respect to its registration obligations. With respect to each Holder, the Company’s obligations to pay Additional Payments remain in effect only so long as the securities held by the Holder are Registrable Shares.

(c) A Registration Default referred to in Section 7(a)(iii) shall be deemed not to have occurred and be continuing, and no Additional Payments shall accrue as a result thereof, in relation to the Mandatory Shelf Registration Statement or the related prospectus if (i) (A) such

Registration Default has occurred solely as a result of the occurrence of material events with respect to the Company that would need to be described in such Mandatory Shelf Registration Statement or the related prospectus or (B) the Registration Default relates to any information supplied or failed to be supplied by a Holder of Registrable Shares and (ii) the Company is proceeding promptly and in good faith to amend or supplement the Mandatory Shelf Registration Statement and related prospectus to describe such events or include such information.

8.	Termination of the Company’s Obligations.

The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Shares are outstanding; provided, however, that the Company’s obligations under Sections 6 and 10 of this Agreement shall remain in full force and effect following such time.

9.	Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Shares, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in the Mandatory Shelf Registration Statement filed pursuant to the terms hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Registrable Shares of the Holders that is included.

10.	Miscellaneous.

(a) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning a majority of the then outstanding Registrable Shares; provided, however, that for purposes of this Agreement, Registrable Shares owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(b) Notices. All notices and other communications, provided for or permitted hereunder shall be made in writing and delivered by facsimile or electronic mail (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram, addressed as follows:

(i) if to a Holder, at the most current address given by the transfer agent and registrar of the Initial Common Shares to the Company; and

(ii)	if to the Company, at the offices of the Company at:

Canopius Holdings Bermuda Limited

Atlantic House, 11 Par La Ville Road,

Hamilton, HM 11, Bermuda

Telephone: (441) 292-9905

Fax: (441) 292-9459

Attention: Susan Patschak

Email: susan.patschak@canopius.bm

with a concurrent copy (which shall not constitute notice) to:

Drinker Biddle & Reath LLP

1177 Avenue of the Americas

New York, New York 10036

Telephone: (212) 248-3145

Fax: (212) 248-3141

Attention: Joseph L. Seiler, Esq

Email: joseph.seiler@dbr.com

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK OR SITTING IN NEW YORK COUNTY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g) Entire Agreement. Each of this Agreement and the Purchase Agreements is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(h) Registrable Shares Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(i) Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase Agreements. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

(j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement. All references made in this Agreement to “Section” refer to such Section of this Agreement, unless expressly stated otherwise.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CANOPIUS HOLDINGS BERMUDA LIMITED

By:	/s/ Susan J. Patschak
Name: Susan J. Patschak
Title: Director

Name of Investor:

Signature of Investor:

Name and capacity of person signing above:

SCHEDULE A

INITIAL HOLDERS